Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-145825 and 333-128625 of Aerosonic Corporation on Form S-8 of our report dated June 29, 2007, appearing in this Annual Report on Form 11-K of the Aerosonic Corporation 401(K) Plan for the year ended December 31, 2007.

/s/ Tedder, James, Worden & Associates, P.A.

Orlando, Florida

July 15, 2008

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